 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Joint Proxy Statement/Consent Solicitation Statement/Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-4 of our report dated March 15, 2021, relating to the consolidated financial statements of Shapeways, Inc., which is contained in that Joint Proxy Statement/Consent Solicitation Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York

July 22, 2021

WithumSmith+Brown, PC   1411 Broadway, 9th Floor, New York, New York 10018-3496   T (212) 751 9100   F (212) 750 3260   withum.com

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